SUB-ITEM 77C: SUBMISSION OF MATTERS TO A
VOTE OF SECURITY HOLDERS
FEDERATED PREMIER INTERMEDIATE MUNICIPAL
INCOME FUND
An Annual Meeting of Fund shareholders (Common
Shares and Preferred Shares) was held on October 17,
2011. On July 7, 2011, the record date for shareholders voting at the meeting, there were 6,970,376 total outstanding shares. The following item was considered by shareholders and the results of their voting are listed below. Unless otherwise noted, each matter was approved.
ELECTION OF THREE CLASS II TRUSTEES -
COMMON SHARES AND PREFERRED SHARES:
1. J. Christopher Donahue
For

Withhel
d
Authorit
y
to Vote

6,449,17
3

157,262

2. Nicholas P. Constantakis
For

Withhel
d
Authorit
y
to Vote

6,393,96
6

212,467

3. John F. Cunningham
For

Withhel
d
Authorit
y
to Vote

6,395,92
9

210,506

An Annual Meeting of Fund shareholders (Preferred
Shares) was held on October 17, 2011. On July 7, 2011, the record date for shareholders voting at the meeting, there were 1,676 total outstanding shares. The following item was considered by shareholders and the results of their voting are listed below. Unless otherwise noted, each matter was approved.
ELECTION OF TWO TRUSTEES - PREFERRED
SHARES ONLY:
1. Peter E. Madden
For

Withhel
d
Authorit
y
to Vote

1,02
2

26

2. John S. Walsh
For

Withhel
d
Authorit
y
to Vote

1,02
2

26

The following Trustees of the Fund continued their terms as Trustees of the Fund: John W. McGonigle, Maureen Lally-
Green, Charles F. Mansfield, Jr., R. James Nicholson,
Thomas M. O'Neill and James F. Will.


The Definitive Proxy Statement for this Annual Meeting was filed with the Securities and Exchange Commission on September 15, 2011, and is incorporated by reference. (File No. 811-21249)

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